UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

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PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

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California

(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2018, PS Business Parks (the “Company”) announced the appointment of Jeffrey D. Hedges, age 36, as Executive Vice President, Chief Financial Officer and Secretary, and the promotion of Trenton A. Groves, age 46, to Senior Vice President, Chief Accounting Officer and Assistant Secretary, each effective September 17, 2018. Mr. Hedges will succeed Maria R. Hawthorne, the Company’s Chief Executive Officer, who has been serving as acting Chief Financial Officer. Mr. Hedges will serve as the Company’s principal financial officer and Mr. Groves will serve as the Company’s principal accounting officer.

Mr. Hedges will join the Company from Invitation Homes (NYSE:INVH) (formerly known as Starwood Waypoint Homes and prior to that Colony Starwood Homes), a publicly traded single-family residential real estate investment trust that owns and operates single-family rental homes in the United States, where he served as Senior Vice President, Accounting and Reporting since 2015. Prior to joining Invitation Homes, Mr. Hedges was a Senior Manager in the Transaction Advisory Services and Assurance (Audit) groups at Ernst & Young from 2006 to 2015.  Mr. Hedges is a certified public accountant and holds a Bachelor of Science from the W.P. Carey School of Business, Arizona State University, and a Master of Business Administration from the Wharton School, University of Pennsylvania.

In connection with his appointment, Mr. Hedges entered into an agreement with the Company (the “Agreement”) pursuant to which Mr. Hedges will be entitled to a base salary of $375,000 and a target bonus equal to 100% of his base salary (of which $325,000 will be guaranteed for 2018).  Pursuant to the Agreement, Mr. Hedges will also receive a grant of 10,000 restricted stock units, subject to vesting over five years. Mr. Hedges is entitled to up to $50,000 in relocation cost reimbursement plus reimbursement for any realtor commission in connection with the sale of his home.  Mr. Hedges will also be entitled to participate in benefit programs generally available to executive officers of the Company, including health insurance, retirement, severance and other benefits.  Mr. Hedges’ employment is at will and he may be terminated with or without cause at any time.  Pursuant to the Agreement, if he is terminated without cause in the first five years of his employment he is entitled to a prorated severance up to $1.0 million.

Mr. Groves joined the Company as Corporate Controller in 2004 and has served as Vice President, Finance, and Corporate Controller since 2007. Prior to joining the Company, Mr. Groves was in public accounting, serving as a Manager in the Assurance (Audit) group at Ernst & Young from 2002 to 2004 and as Manager at Arthur Anderson from 1998 to 2002. Mr. Groves is a certified public accountant and holds a Bachelor of Science in accounting from California State University, Northridge.    In connection with his promotion, Mr. Groves will initially receive a base salary of $200,000 with a target bonus equal to 100% of his base salary.

Neither of the appointees are a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K and neither of the appointees has family relationships that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure

On September 7, 2018, the Company issued a press release announcing the appointments discussed above. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1:  Press release dated September 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: September 7, 2018

By:	/s/ Maria R. Hawthorne
Maria R. Hawthorne
Chief Executive Officer